Exhibit 23(a)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Procter & Gamble Company on Form S-8 of our report dated 29 September 2000 appearing in the Annual Report on Form 11-K of the Procter & Gamble Limited Matched Savings Share Purchase Plan for the plan fiscal year ended 30 June 2000 and to the reference to us under the heading "Experts" in this Registration Statement.


/s/DELOITTE & TOUCHE
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Deloitte & Touche
Newcastle, United Kingdom
September 29, 2000